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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 27, 1999

                        Commission file number 0-22432

                     DIPLOMAT DIRECT MARKETING CORPORATION
            (Exact name of registrant as specified in its charter)
                        (Formerly Diplomat Corporation)

Delaware                                                           13-3727399
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification No.)

414 Alfred Avenue
Teaneck, New Jersey                                                     07666
(Address of principal executive offices)                           (Zip Code)

      (201) 833-4450 (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS

         The information below in this Current Report on Form 8-K is a summary of the transactions discussed herein and is qualified in its entirety by the exhibits hereto.

STRATEGIC ALLIANCE WITH TADEO HOLDINGS, INC.

         Diplomat Direct Marketing Corporation consummated a joint internet and marketing strategic alliance with Tadeo Holdings, Inc. dated as of June 30, 1999. Under this strategic alliance:

o Diplomat and Tadeo entered into a Web Site Design and Consulting Agreement and Online Hosting Agreement,

o        Diplomat will provide direct marketing consulting services to Tadeo,

o        Tadeo purchased $1,000,000 of Diplomat's Series G Preferred Stock, and

o        Diplomat and Tadeo exchanged $1,000,000 of common stock.
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         Diplomat entered into a Web Site and Development Agreement with Tadeo
E-Commerce Corp., a wholly owned subsidiary of Tadeo Holdings, Inc. Tadeo Holdings, through its operating subsidiaries, is engaged in the software and e-commerce development business. Under the terms of the agreements, Tadeo is providing all necessary consulting and development services to design, maintain and enhance Diplomat's electronic commerce internet sites and other related electronic commerce marketing vehicles, as well as to host those sites on behalf of Diplomat. In addition to fees as provided in schedules to the agreements, Tadeo will receive a royalty of 5% of net revenues derived from Diplomat's e-commerce business up to $500,000 and 20% of net profits thereafter.

         In connection with assistance provided to Tadeo's electronic commerce development activities, Tadeo paid Diplomat $500,000 for Diplomat's provision of content and marketing consulting services.

         To enhance the strategic alliance between the parties, Tadeo made a $1,000,000 cash investment in Diplomat's Series G Preferred Stock. The Series G Preferred Stock is convertible into common stock based on the average of the closing bid prices for the lowest five of the twenty trading days immediately preceding the date of conversion. Assuming a conversion price of $0.75, the closing bid price of Diplomat's common stock on July 27, 1999, Tadeo would receive on conversion 1,333,333 shares of common stock. The Series G Preferred Stock is redeemable at Diplomat's option, but must be redeemed out of the proceeds of any public offering in excess of $9 million. Diplomat also granted Tadeo a right of first refusal on any future securities offerings while the Series G Preferred Stock is outstanding. The Rubin Family Irrevocable Stock Trust pledged 300,000 shares of Tadeo Holdings common stock to secure the repayment of the Series G Preferred Stock to Tadeo.

         Finally, Diplomat exchanged $1,000,000 worth of Diplomat's common stock (1,066,098 shares) for $1,000,000 worth of Tadeo's common stock
(285,715 shares), based on the companies' stock prices as of June 7, 1999. The Tadeo common stock acquired by Diplomat was pledged as additional collateral to secure the asset based loan facility provided by First Source Financial LLP.

         The Rubin Family Irrevocable Stock Trust, which owns a majority of Diplomat's outstanding voting securities, owns approximately 9% of Tadeo's outstanding common stock.

INCREASE AVAILABLE FUNDS UNDER FIRST SOURCE LOAN FACILITY

         On July 26, 1999, Diplomat and First Source Financial LLP, Diplomat's asset based lender amended the Secured Credit Agreement dated May 12, 1999 to allow for an additional $1.1 million in additional funds available under the loan facility. This additional availability was secured by a pledge by the Rubin Family Irrevocable Stock Trust of 400,000 shares of Tadeo Holdings, Inc. common stock.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                                      2
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(a), (b) Financial Statements - None

(c)      Exhibits

 3.1     Certificate of Designation of Series G Preferred Stock
10.1 Securities Purchase Agreement between Diplomat Direct Marketing Corporation, Tadeo Holdings, Inc. and Tadeo E-Commerce Corp. dated June 30, 1999 (schedules omitted)
10.2 Registration Rights Agreement between Diplomat Direct Marketing Corporation and Tadeo E-Commerce Corp. dated June 30, 1999
10.3 Web Site Design and Consulting Agreement between Diplomat Direct Marketing Corporation and Tadeo Holdings, Inc., dated June 1, 1999 (exhibits omitted)
10.4 Online Hosting Agreement between Diplomat Direct Marketing Corporation and Tadeo E-Commerce Corp. dated June 30, 1999 (exhibits omitted)
10.5 Pledge Security Agreement between Diplomat Direct Marketing Corporation, the Rubin Family Irrevocable Stock Trust, and Tadeo E-Commerce Corp. dated June 30, 1999
10.6 First Amendment to Secured Credit Agreement and Related Documents, Waiver and Consent dated July 13, 1999 (schedules omitted)
10.7 Second Amendment to Secured Credit Agreement and Waiver dated July 26, 1999 (schedules omitted)

                                  SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    DIPLOMAT DIRECT MARKETING CORPORATION


Dated: August 4, 1999               By: /s/ WARREN H. GOLDEN
                                        ---------------------
                                        Warren H. Golden
                                        President and Chief Executive Officer



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                                 EXHIBIT INDEX

 3.1     Certificate of Designation of Series G Preferred Stock
10.1 Securities Purchase Agreement between Diplomat Direct Marketing Corporation, Tadeo Holdings, Inc. and Tadeo E-Commerce Corp. dated June 30, 1999 (schedules omitted)
10.2 Registration Rights Agreement between Diplomat Direct Marketing Corporation and Tadeo E-Commerce Corp. dated June 30, 1999
10.3 Web Site Design and Consulting Agreement between Diplomat Direct Marketing Corporation and Tadeo Holdings, Inc., dated June 1, 1999 (exhibits omitted)
10.4 Online Hosting Agreement between Diplomat Direct Marketing Corporation and Tadeo E-Commerce Corp. dated June 30, 1999 (exhibits omitted)
10.5 Pledge Security Agreement between Diplomat Direct Marketing Corporation, the Rubin Family Irrevocable Stock Trust, and Tadeo E-Commerce Corp. dated June 30, 1999
10.6 First Amendment to Secured Credit Agreement and Related Documents, Waiver and Consent dated July 13, 1999 (schedules omitted)
10.7 Second Amendment to Secured Credit Agreement and Waiver dated July 26, 1999 (schedules omitted)